Exhibit 99.2

[LETTERHEAD OF TREND ASSOCIATES]

To:

Zuoan Fashion Limited

Cricket Square, Hutchins Drive, P.O. Box 2681,

Grand Cayman, KY1-1111, Cayman Islands

4 January 2011

Initial public offering of American Depositary Shares (“ADSs”) of Zuoan Fashion Limited (the “Company”) and admission to listing of the ADSs on the New York Stock Exchange

Dear Sirs:

1.         Introduction

We are acting as legal advisers of the Company as to matters of laws of the People’s Republic of China (the “PRC”, which for the purposes of this legal opinion, excludes Hong Kong Special Administrative Region, Macao Special Administration Region of the People’s Republic of China and Taiwan) and have been instructed by the Company to issued this legal opinion with respect to the Company in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company and the Selling Shareholders of ADSs, representing ordinary shares, par value US$0.00025 per share, of the Company and (ii) the admission of the ADSs of the Company for trading on the New York Stock Exchange.

2.         Definitions

“Governmental Authority” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Group” means the Company and any entity that is controlled by the Company (each, a “Group Member”).

“PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations and sub-ordinate legislations issued or promulgated by a Governmental Authority currently in force and publicly available on the date of this opinion.

“PRC Subsidiaries” refers to Zuoan Dress Co., Ltd., Shishi (“Shishi Zuoan”) and Shanghai Mingfu Fashion Limited (“Shanghai Mingfu”).

3.         General Scope of the Opinion

We are qualified to practice law in the PRC, and in so acting, we have examined the originals or copies provided to us by or on behalf of the Company and its PRC Subsidiaries and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In examining these documents and for the purpose of giving this opinion, we have assumed the genuineness of signatures, chops and seals, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

This opinion is rendered on the basis of PRC Laws. There is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect and any such changes, amendments or replacements may be made by the central or local legislative, administrative and judicial authorities of the PRC and may become effective immediately on promulgation. We do not purport to be expert on and do not purport to be generally familiar with or qualified to express opinions based on any laws other than PRC Laws and accordingly express or imply no opinion herein based upon any laws other than PRC Laws.

4.         Opinions

4.1       Incorporation and Existence of PRC Subsidiaries. Each of the PRC Subsidiaries has been duly organized and is validly existing under PRC Laws with full legal person status. Shishi Zuoan is duly qualified as a wholly foreign owned enterprise in the form of a limited liability company wholly owned by Champion Goals Holdings Limited. Shanghai Mingfu is a limited liability company wholly owned by Shishi Zuoan. The articles of association and business licenses of each of the PRC Subsidiaries, and the approval certificates of Shishi Zuoan issued by the local counterpart of the Ministry of Commerce, comply with the requirements of applicable PRC Laws and are in full force and effect.

4.2       M&A Rule. On 8 August 2006, six Chinese regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), promulgated the Rules on the Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which came into effect from 8 September 2006. Under the M&A Rule, the prior approval of the CSRC is required for the overseas listing of offshore special purpose vehicles that are directly or indirectly controlled by the PRC companies or individuals and used for the purpose of listing PRC onshore interests on an overseas stock exchange. As Shishi Zuoan was established as foreign-invested enterprises and started to operate our business through before September 8, 2006, the effective date of the M&A Rules, furthermore, none of the Group Member is a special purpose vehicle as defined under the M&A Rules, we are of the opinion that the CSRC approval is not required in the context of this offering and the listing and trading of the ADSs on the NYSE.

4.3       Statements in the Prospectus. The statements in the Prospectus under “Prospectus Summary”, “Risk Factors”, “Corporate Structure”, “Use of Proceeds”, “Dividend Policy”, “Exchange Rate Information”. “Enforceability of Civil Liabilities”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business”, “Regulation”, “Related Party Transactions” and “Taxation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true and accurate, and fairly present and fairly summarize in all material respects PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make any of them misleading in any material respect.

4.4       No Sovereign Immunity. Under PRC Laws, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

4.5       Foreign Exchange. Each of the PRC Subsidiaries has completed all relevant registrations, reporting, filing and other procedures required under applicable PRC Laws with respect to foreign exchange administration. None of the individual beneficial shareholders of the Company needs to file or register their offshore equity in the Company with local branch of the State Administration of Foreign Exchange (“SAFE”) in accordance with the Circular on Issues Relating to Foreign Exchange Administration of Financing through Special Purpose Vehicles and Round-trip Investment by Domestic Residents and other relevant rules and guidelines in the PRC.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, except for those referred to in paragraph 4.3 of this Opinion, nothing has come to our attention that causes us to believe that any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), as of its effective date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), as of its issue date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We hereby consent to the use of this opinion by you in connection with, and the filing hereof as an exhibit to, the above-mentioned Registration Statement, and to the reference to our name under the headings “Legal Matters” in the Registration Statement.

Yours faithfully

/s/ Liao Kaizhan

Liao Kaizhan, on behalf of
Trend Associates
Position: Partner